EXHIBIT 4.3

FOR VALUE RECIEVED HEREBY SELL ASSIGN AND TRANSFER UNTO SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HERBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY TO TRANSFER THE SIAD SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULLY POWER OF SUBSTITUTION IN THE PREMISES DATED IN PRESENCE OF NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGE MENT, OR ANY CHANGE WHATEVER

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 15, 2004, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 4, 2004 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THIS SPACE IS NOT TO BE
COVERED IN ANY WAY